Exhibit 10.11

CERTAIN PORTIONS OF THIS DOCUMENT FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED HAVE BEEN REDACTED. REDACTIONS ARE INDICATED BY A DOUBLE PAIR OF EMPTY BRACKET (“[[    ]]”). THE TEXT HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. THE NUMBER OF PAGES COVERED BY THE REQUEST IS             .

INFO-LINK XM SATELLITE RADIO MUSIC AND MESSAGING SYSTEM TRIAL

TEST AGREEMENT

(For On Site/In Store Test)

This Test Agreement (this “Agreement”) is made as of the              day of February, 2006 and between BFS Retail & Commercial Operations, LLC (“BFRC”), 333 East Lake Street, Bloomingdale, IL 60108, and Info-Hold, Inc (“Info-Hold”), 4120 Airport Rd., Cincinnati, Ohio 45226.

WHEREAS, BFRC agrees to provide the following listed and/or described information and authorization for testing and evaluation purposes of the Info-Link XM Satellite Radio Music and Messaging System at the following locations:

Property Number	Store Number	Account/ MTA Store	Address	City	State
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PROPOSAL FOR TESTING AND EVALUATION:

Info-Hold proposes a full installation and activation of [[    ]] Info-Link XM Satellite Radio Music and Messaging System at each of the above-designated BFRC (Firestone) automotive service center locations (“BFRC Locations”) for a test period of up to 120 days. Info-Hold will provide all equipment including Info-Link XM Satellite Radio System hardware, wiring, and provide all necessary installation services [[    ]] BFRC. Info-Hold will also activate the XM Satellite Radio subscription service for each location and provide messaging content to each location if needed, [[    ]] BFRC. In addition, support and service will be provided [[    ]] BFRC for the [[    ]] test period after the installation.

It is further agreed as follows:

1. BFRC grants consent to Info-Hold to use the above-described equipment(s) for testing purposes as herein stipulated for the explicit purpose of evaluation. Info-Hold conveys no title to any equipment(s) herein described except as noted below in number 11. Info-Hold shall not interface or connect any equipment(s) to BFRC network(s) or configured systems without the express written consent of BFRC. Such consent may be accomplished by addendum to this Agreement. Modification(s) to equipment(s) provided for testing purposes shall be accomplished only by BFRC, unless otherwise explicitly authorized by BFRC.

2. All software and hardware supplied by Info-Hold shall at all times remain the property of Info-Hold. The only exception to this will be for the speakers and wiring described below under number 11.

3. BFRC shall provide all test site facilities and utilities which are reasonably required for any and all tests to be accomplished pursuant to this Agreement.

4. Info-Hold shall be responsible for all equipment and installation of said equipment in conjunction with tests and evaluations under this Agreement at initial test site(s). BFRC [[    ]].

5. Info-Hold shall be responsible for all maintenance and repair of provided equipment(s).

6. All installation, testing, maintenance and repair of provided equipment shall be performed by Info-Hold during BFRC’s normal business hours (unless agreed to otherwise by BFRC) and upon prior reasonable notice to BFRC. Any such installation, testing, maintenance and repair will be performed in a manner that will cause minimal disruption to the normal business operations of each of the BFRC Locations.

7. BFRC shall at all times protect and safeguard Info-Hold information that is deemed by Info-Hold to be proprietary or confidential in nature, or which would be deemed a trade secret such as the patented Info-Link XM Satellite Radio Music and Messaging System and controlling software. BFRC may divulge such information only to those personnel directly involved in the tests and evaluations conducted pursuant to this Agreement, and then only on a bona fide need-to-know basis. Info-Hold agrees to regard and preserve as confidential and proprietary all of BFRC’s Confidential Information. “Confidential Information” shall mean all information in the broadest sense in whatever form or medium that relates to past, present, or future research, development, and business activities of BFRC, and BFRC’s affiliates, and BFRC’s and its affiliates’ customers, systems, procedures, algorithms, and data (including, without limitation, those contained in databases) which are related to these activities, information related to the operations, planning, control, and marketing of the business interests and products of BFRC and its affiliates, any information which affects publicly held securities, and any other information about its business affairs and the business affairs of its affiliates which BFRC deems to be confidential and/or proprietary, which Info-Hold and its employees and agents may acquire possession of or access to by reason of Info-Hold’s work with BFRC or its affiliates. This term shall also include all information and software belonging to third parties that was provided to BFRC or its affiliates in confidence to which Info-Hold may have access by reason of its work for BFRC or its affiliates. Info-Hold agrees to keep such information confidential and to prevent its disclosure to any person, firm or enterprise unless authorized by BFRC in writing. Information shall not be considered confidential to the extent, but only to the extent, that such information is: (i) already known to the receiving party free of any restriction at the time it is obtained from the other party; (ii) subsequently learned from an independent third party free of any restriction and without breach of this Agreement; (iii) or becomes publicly available through no wrongful act of either party; (iv) independently developed by one party without reference to any confidential information of the other; or (v) required to be disclosed pursuant to a requirement of a governmental agency or law so long as the parties provide each other with prompt (but in any event, no less than forty-eight (48) hours) written prior notice of such requirements and to cooperate in the other party’s efforts in preventing such disclosure.

8. Info-Hold will not use any information or contributive reference relating to the tests and evaluations resulting from provisions of this Agreement, for advertising purposes, to include the fact that BFRC permitted, conducted, or participated in the respective test and evaluation.

9. The release of information or data generated as a result of tests and evaluations conducted under provisions of this Agreement to Info-Hold, shall be the sole and unilateral decision of BFRC. BFRC shall not release information or data generated pursuant to this Agreement to other parties without the express written consent of Info-Hold.

10. BFRC’s participation in this Agreement shall in no way obligate BFRC to purchase any equipment, materials, or services from Info-Hold.

11. Info-Hold shall provide the above-described equipment [[    ]] BFRC for a term commencing on or about [[    ]] (the date of installation of the equipment at BFRC test site) and ending on [[    ]]. Upon termination of this Agreement as provided herein, BFRC shall allow Info-Hold to remove all equipment except the installed speakers and wiring which will be surrendered by Info-Hold to BFRC and left on site.

12. Info-Hold shall acknowledge return of the equipment by providing a written receipt on the date BFRC exercises the option to not pursue an agreement with Info-Hold, and Info-Hold removes the equipment from the test facilities.

13. Info-Hold will at all times provide services under this Agreement in a professional manner, according to standards generally accepted in the industry.

14. Info-Hold hereby agrees to save, protect, defend, indemnify, and hold BFRC and its affiliates harmless from and against any and all claims, liabilities, demands, damages, judgments, awards, settlements, expenses, or losses, including, without limitation, costs of litigation and reasonable attorneys’ fees, arising out of (i) the negligence or intentional misconduct of Info-Hold, its employees, or its permitted subcontractors, (ii) Info-Hold’s use of subcontractors’ services if permitted hereunder, (iii) the representations, warranties, covenants, and agreements of Info-Hold to BFRC under this Agreement, and (iv) any damage to property and injuries (including death) to any persons, caused by Info-Hold, its employees, agents, or permitted subcontractors. Info-Hold, at its option, may control the defense of any claim subject to the foregoing indemnity, and BFRC will cooperate with Info-Hold in such defense in all reasonable respects, at no cost to BFRC.

15. At all times while performing work hereunder on BFRC’s premises or the premises of any BFRC Location, Info-Hold shall carry Worker’s Compensation insurance in accordance with the laws of the governmental bodies having jurisdiction. In addition, Info-Hold shall maintain general liability insurance in amounts not less than [[    ]] per occurrence. All general liability insurance policies required herein shall: (i) name BFRC as an additional insured; (ii) contain an endorsement stipulating that Info-Hold’s policies are primary to and not contributory with any other policies affording coverage to Info-Hold, BFRC and all other named insureds, including any self-insurance retention maintained by BFRC; (iii) provide that no policy shall be materially changed, amended or canceled except after thirty (30) days’ prior written notice to BFRC; (iv) provide that Info-Hold shall be solely responsible for the payment of any premium or assessment, with no recourse against BFRC; and (v) provide that Certificates of Insurance shall be issued and delivered to BFRC upon request. The insurance coverages required by this Agreement are minimums required for protection of BFRC and are not intended to cover all risks to which Info-Hold may be exposed. Info-Hold acknowledges the need to consult its own insurance professional to determine what kind and how much insurance to purchase to cover Info-Hold’s risk exposures.

16. In all respects, this Agreement is governed by the substantive laws of the State of Illinois without regard to conflict of law principles. The parties further agree that the state and federal courts of the State of Illinois will have jurisdiction in connection with all suits, actions or proceedings arising from or relating to this Agreement.

17. This Agreement constitutes the sole and entire understanding between the parties pertaining to the equipment listed above.

18. The Info-Hold point of contact is [[    ]].

19. The XM Satellite Radio point of contact is [[    ]].

20. The BFRC point of contact is [[    ]].

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the date first written above.

BFRC:		INFO-HOLD:

BY:	[[ ]]	BY:	[[ ]]

TITLE:	[[ ]]	TITLE:	[[ ]]

Approved for legal sufficiency. (Optional)		Approved for legal sufficiency. (Optional)

BY:	[[ ]]	BY:	[[ ]]

TITLE:	[[ ]]	TITLE:	[[ ]]

DATE:	[[ ]]	DATE:	[[ ]]